Exhibit 99.1

PRESS RELEASE

Investor Relations:    Media: Corey Henry
Stamford, CT: +1 (203) 905 2413    Lausanne: +41 (0)58 242 4500
Email: InvestorRelations@pmi.com    Stamford, CT: +1 (203) 905 2410
Email: Corey.Henry@pmi.com

PMI is Invested in America: Already Over $20 Billion of U.S.-Related Investments with Significant Further Amounts Planned
With a deep commitment to America’s strong future, the business is driving public health advances, manufacturing growth, high-skill jobs, and meaningful community impact
STAMFORD, CT, January 15, 2026 – Philip Morris International (NYSE: PM) and its U.S. businesses (PMI U.S.) are strongly committed to investing in America, with over $20 billion of PMI investments since 2022 majority-related to both acquiring and further investing in U.S. manufacturing capabilities, commercial rights and infrastructure, and U.S. jobs.

With around $19 billion of these investments in 2022, including the acquisition of Swedish Match which generates the large majority of its revenues in the United States, the company has already demonstrated its deep commitment to America. Since the Swedish Match acquisition, PMI U.S. has invested more than $1 billion further in American manufacturing, operational capabilities and people costs (through September 30, 2025). Its infrastructure investments in Colorado, Kentucky, and North Carolina are expected to generate more than 1,000 direct and 1,500 indirect jobs, with an ongoing annual economic impact estimated at over $800 million.

“We’re investing in the country’s future, starting with accelerating the shift to a smoke-free America, a nation free from cigarettes,” said Stacey Kennedy, CEO of PMI U.S. “Being fully invested in America begins with making better products and leading an industry transformation responsibly, but it extends far beyond that. Guided by innovation, a sustained focus on impact, and a deep commitment to the communities where we live and work, we’re creating high-quality, high-skill jobs and strengthening the places that power our workforce.”

PMI’s investment in communities reflects this same commitment. With more than $35 million in charitable giving since 2022, PMI U.S. partners with local and national organizations delivering measurable impact where employees live and work, focusing on meeting local needs through sustained support. In 2025, this giving amounted to nearly $12 million invested in nearly 600 nonprofit organizations across 47 states and the District of Columbia.

Kennedy added: “PMI U.S. expects to make substantial additional investments in manufacturing, operations, and people, further supporting U.S. jobs and legal-age nicotine consumers - ensuring the 30 million U.S. adults who still smoke cigarettes have access to better, science-based alternatives.”

As the U.S. leader in modern nicotine focused on delivering a smoke-free America, PMI U.S. has invested in talent and its U.S. workforce has expanded from several hundred employees to over 3,000 today. PMI U.S. stands ready to support continued growth and further increase its investments following the launch of the IQOS ILUMA product, which is pending FDA authorization.

This reflects an ongoing commitment to driving innovation to help legal-age (21+) adult smokers switch to better alternatives, revitalizing U.S. manufacturing, creating quality jobs, and strengthening communities through sustained partnerships nationwide.

PMI U.S. is leading America’s smoke-free transition through the commercialization of science-based, smoke-free alternatives, including nicotine pouches and heated tobacco products. As of today’s date, PMI’s affiliates hold 80% of all modified risk tobacco product (MRTP) authorizations and 41% of premarket tobacco product application (PMTA) marketing granted orders issued by the U.S. Food and Drug Administration (FDA)—including for ZYN, the nation’s No. 1 smoke-free product.

Philip Morris International is a major global consumer goods business, listed on the New York Stock Exchange. Since becoming an independent company in 2008, PMI has generated a total return of over $250 billion (as of December 31, 2025) for its shareholders, the large majority of which are American individuals, pension funds and institutional investors.

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PMI U.S.: Invested in America
Philip Morris International Inc.’s U.S. businesses are invested in America's future and advancing a smoke-free nation. The businesses are committed to providing the approximately 30 million legal-age consumers who smoke cigarettes with better, smoke-free alternatives and to ensuring the products are marketed responsibly. From PMI’s global headquarters in Stamford, Connecticut, and other locations nationwide, PMI U.S. contributes leadership, jobs, investment, and innovation in the U.S. The U.S. businesses employ more than 3,000 people across America and operate product manufacturing facilities, including in Owensboro, Kentucky, and Wilson, North Carolina. For more information, please visit www.uspmi.com.

References to “PMI” mean the Philip Morris International family of companies. “PMI U.S.,” “we,” “our,” and “us” refer to one or more PMI U.S. businesses.

Philip Morris International: A Global Smoke-Free Champion
Philip Morris International is a leading international consumer goods company, actively delivering a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products, including heat-not-burn, nicotine pouch and e-vapor products. Our smoke-free products are available for sale in over 100 markets, and as of June 30, 2025, PMI estimates they were used by over 41 million legal-age consumers around the world, many of whom have moved away from cigarettes or significantly reduced their consumption. The smoke-free business accounted for 41% of PMI’s first nine months 2025 total net revenues. Since 2008, PMI has invested over $14 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of preclinical systems toxicology, clinical and behavioral research, as well as post-market studies. Following a robust science-based review, the U.S. Food and Drug Administration has authorized the marketing of Swedish Match’s General snus and ZYN nicotine pouches and versions of PMI’s IQOS devices and consumables - the first ever such authorizations in their respective categories. Versions of IQOS devices and consumables and General snus also obtained the first ever Modified Risk Tobacco Product authorizations from the FDA. With a strong foundation and significant expertise in life sciences, PMI has a long-term ambition to expand into wellness and healthcare areas and aims to enhance life through the delivery of seamless health experiences. For more information, please visit www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and goals and other forward-looking statements, including statements regarding business plans and strategies. Achievement of future results is subject to risks, uncertainties, and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI’s business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco and/or nicotine use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia’s invasion of Ukraine; changes in adult smoker behavior; the impact of natural disasters and pandemics on PMI’s business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI’s future profitability may also be adversely affected should it be unsuccessful in its attempts to introduce, commercialize, and grow smoke-free products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; if it is unable to attract and retain the best global talent; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our smoke-free products’ performance.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI’s Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the third quarter ended September 30, 2025. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.